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                                                                     Exhibit (j)


                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------




We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 14, 2001, relating to the financial statements and financial highlights which appears in the October 31, 2001 Annual Report to Shareholders of The UAM Funds, Inc., which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Accountants" and "Financial Statements" in such Registration Statement.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
February 28, 2002